SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SEQUA CORPORATION A

GABELLI FUNDS, INC.
          GABELLI VALUE FUND
                     1/08/96            8,000            32.0344
                     1/04/96              500            30.9250
                    12/22/95            5,000-           28.5500
                    12/21/95            5,000            28.5500
                    12/20/95            5,000            28.5500

          THE GABELLI EQUITY TRUST,INC.
                     1/02/96            1,000            30.0000

          THE GABELLI EQUITY TRUST,INC.
                    12/14/95            2,000            28.5000

GAMCO INVESTORS, INC.
                     1/05/96              500            31.6250
                     1/04/96            4,000            31.6875
                     1/03/96            4,400            31.7500
                     1/02/96            6,700            30.5000
                     1/02/96            5,500            30.6250
                    12/29/95              300            30.5000
                    12/29/95            7,800            30.7468
                    12/26/95            1,200            30.0000
                    12/15/95            6,000            28.2500
                    12/11/95            5,000            29.3130
                    12/11/95            3,000            29.3750
                    12/07/95            7,000            29.2500
                    12/06/95              600-           29.0000
                    12/06/95            5,000            29.2500


PREFERRED CONVERTIBLE STOCK-SEQUA CORP CV PFD

GABELLI FUNDS, INC.

          THE GABELLI CONVERTIBLE SECURITIES FUND
                    12/26/95            1,500            59.0500

GAMCO INVESTORS, INC.
                     1/08/96              100            58.7500
                     1/03/96              500            58.5000



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

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